EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-44793 and 333-71322 of The Charles Schwab Corporation on Form S-8 of our report dated June 11, 2020, relating to the financial statements and supplemental schedules of the SchwabPlan Retirement Savings and Investment Plan, appearing in this Annual Report on Form 11-K of the SchwabPlan Retirement Savings and Investment Plan for the year ended December 31, 2019.
/s/ Deloitte & Touche LLP
June 11, 2020